UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2011

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street P.O. Box 7000, El Dorado, Arkansas		71731-7000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The following information is furnished pursuant to Item 5.07, “Submission of Matters to a Vote of Security Holders.”

On May 11, 2011, Murphy Oil Corporation held its annual meeting of security holders. The directors proposed by management were elected with a tabulation of votes to the nearest share as shown below.

	For	Withheld
Frank W. Blue	153,059,973	715,546
Claiborne P. Deming	152,622,432	1,226,506
Robert A. Hermes	131,312,295	22,479,520
James V. Kelley	152,795,315	979,402
R. Madison Murphy	135,892,691	17,958,317
William C. Nolan Jr.	147,151,456	6,698,046
Neal E. Schmale	152,353,969	1,418,542
David J. H. Smith	153,060,659	711,325
Caroline G. Theus	152,584,355	1,262,587
David M. Wood	152,658,989	1,168,506

Regarding an advisory vote on executive compensation, shareholders approved the compensation of the Company’s named executive officers with 150,861,762 shares voted in favor and 2,070,902 shares voted in opposition. Regarding an advisory vote by shareholders on the frequency of an advisory vote on executive compensation, 126,832,016 shares were voted in favor of an annual vote, 3,150,655 shares were voted in favor of a vote once each two years, and 23,210,348 shares were voted in favor of a vote once each three years.

Additionally, the earlier appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for 2011 was approved by security holders with 161,289,977 shares voted in favor and 2,078,733 shares voted in opposition.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ John W. Eckart
John W. Eckart
Vice President and Controller

Date: May 11, 2011